Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Second Amendment”) is made as of this 1st day of June, 2009, by and among RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a New York corporation (“RBS”), with an office at 71 South Wacker Drive, Suite 2800, Chicago, Illinois 60606, individually as a Lender and as Agent (“Agent”) for itself and any other financial institution which is or becomes a party to the Loan Agreement referred to below (each such financial institution, including RBS, is referred to hereinafter individually as a “Lender” and collectively as the “Lenders”), the LENDERS and REWARDS NETWORK INC., a Delaware corporation (“RNI”), with its chief executive office and principal place of business at Two North Riverside Plaza, Suite 950, Chicago, Illinois 60606 and each domestic subsidiary of RNI signatory hereto (RNI and each such subsidiary are sometimes hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”).

WHEREAS, Agent, Lenders and Borrowers entered into a certain Loan and Security Agreement dated November 6, 2007, by and among Borrowers, Lenders and Agent as amended by a certain First Amendment to Loan and Security Agreement dated August 11, 2008 by and among Agent, Lenders and Borrowers (said Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the “Loan Agreement”); and

WHEREAS, Borrowers, Agent and Lenders desire to amend certain provisions of the Loan Agreement pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement.

2. Additional Definition. The following definition of “Second Amendment” is hereby inserted into Appendix A to the Loan Agreement:

“Second Amendment – that certain Second Amendment to Loan and Security Agreement dated as of June 1, 2009 by and among Borrowers, Agent and Lenders.”

3. Unused Line Fee. Section 2.5 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“2.5 Unused Line Fee. Borrowers shall pay to Agent, for the ratable benefit of Lenders, a fee (the “Unused Line Fee”) equal to 0.25% per annum for periods prior to August 11, 2008, 0.375% per annum for periods between August 11, 2008 and May 31, 2009 and 0.50% per annum as of June 1, 2009 and thereafter multiplied by the average daily amount by which the Revolving Credit Maximum Amount exceeds the sum of (i) the outstanding principal balance of the Revolving Credit Loans plus (ii) the LC Amount. The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.”

4. Financial Covenants. Exhibit 8.3 to the Loan Agreement is hereby deleted and Exhibit 8.3 attached to this Second Amendment is inserted in its stead.

5. Conditions Precedent. This Second Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(a) Receipt by Agent of a copy of this Second Amendment, duly executed by Borrowers, Agent and each Lender.

6. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the principles thereof relating to conflict of laws.

7. Execution in Counterparts. This Second Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

8. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

(Signature Page Follows)

2

(Signature Page to Second Amendment to Loan and Security Agreement)

REWARDS NETWORK INC.

By:	/s/ Christopher J. Locke
Christopher J. Locke
Senior Vice President and Treasurer

REWARDS NETWORK ESTABLISHMENT SERVICES INC.

By:	/s/ Christopher J. Locke
Christopher J. Locke
Senior Vice President and Treasurer

REWARDS NETWORK INTERNATIONAL, INC.

By:	/s/ Christopher J. Locke
Christopher J. Locke
Senior Vice President and Treasurer

RTR FUNDING LLC

By:	/s/ Christopher J. Locke
Christopher J. Locke
Senior Vice President and Treasurer

(Signature Page to Second Amendment to Loan and Security Agreement)

RESTAURANT CASH LLC

By:	/s/ Christopher J. Locke
Christopher J. Locke
Senior Vice President and Treasurer

RESTAURANT CASH CALIFORNIA LLC

By:	/s/ Christopher J. Locke
Christopher J. Locke
Senior Vice President and Treasurer

REWARDS NETWORK SERVICES LLC

By:	/s/ Christopher J. Locke
Christopher J. Locke
Senior Vice President and Treasurer

(Signature Page to Second Amendment to Loan and Security Agreement)

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., as Agent and as a Lender

By:	/s/ Beverly J. Gray
Name:	Beverly J. Gray
Title:	Sr. Vice President

EXHIBIT 8.3

FINANCIAL COVENANTS

DEFINITIONS

Adjusted EBITDA – with respect to any period, the sum of EBITDA for such period plus to the extent charged against Consolidated Net Income (Loss), the extent not already accounted for (added back) in the determination of EBITDA, the sum of (i) non-cash gains and losses (to the extent reasonably acceptable to Agent in Agent’s Judgment); plus (ii) fees and expenses incurred in connection with the initial negotiations and finalization of the Loan Documents; plus (iii) up to $500,000 of fees and expenses incurred in connection with the repurchase or repayment of Convertible Debentures; plus (iv) restructuring and non-recurring expenses mutually agreed to by Agent and Borrower Representative for an amount not to exceed $1,000,000 in any twelve month period; plus (v) non-cash stock compensation expenses; plus (vi) expenses incurred in connection with the First Amendment in an aggregate amount not to exceed $500,000; plus (vii) expenses incurred with the legal settlement of the California cause of action referred to in Borrower Representative’s filings as “Bistro Executive” or “California Class Action” litigation in an aggregate amount not to exceed $1,000,000; plus (viii) costs and expenses incurred in connection with a Permitted Acquisition in an aggregate amount not to exceed $200,000 with respect to any such Permitted Acquisition.

Consolidated Net Income (Loss) – with respect to any fiscal period, the net income (or loss) of Borrower Representative and its Subsidiaries determined in accordance with GAAP on a Consolidated basis; provided, however, Consolidated Net Income shall not include: (a) the income (or loss) of any Person (other than a subsidiary of a Borrower) in which Borrowers or any of their wholly-owned subsidiaries has an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of a Borrower or is merged into or consolidated with such Borrower; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP; and (e) gains from asset dispositions (other than sales of inventory).

Debt to Cash Flow Ratio – at any date, the ratio of (i) aggregate Indebtedness for Money Borrowed as of such date to (ii) Adjusted EBITDA for the most recently ended twelve (12) calendar month period, all as determined for Borrower Representative and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

EBITDA – with respect to any period, the sum of Consolidated Net Income (Loss) before Interest Expense, income taxes, depreciation and amortization for such period (but excluding any extraordinary gains for such period), all as determined for Borrower Representative and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

Exhibit 8.3 – Page 1

Excluded Distributions – any Distribution made for open market repurchases of RNI’s common stock so long as after giving effect to any such Distribution (x) the outstanding principal balance of the Revolving Credit Loans is $0, (y) the Fixed Charge Coverage Ratio for the most recently ended twelve month period, computed on a pro forma basis on the assumptions that the Distribution in question was made within such twelve month period and that the Distribution in question and all other Excluded Distributions made within such period are not excluded from the definition of Fixed Charges, equals or exceeds 1.10 to 1 and (z) the aggregate amount of such Excluded Distributions within the Term does not exceed $5,000,000.

Fixed Charge Coverage Ratio – with respect to any period, the ratio of (i) Adjusted EBITDA for such period minus the sum of (a) any provision for (plus any benefit from) income taxes including in the determination of net earnings (or loss) for such period plus (b) non-financed Capital Expenditures during such period, to (ii) Fixed Charges for such period, all as determined for Borrower Representative and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

Fixed Charges – with respect to any period, the sum of: (i) scheduled principal payments required to be made during such period in respect to Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations), but excluding scheduled principal payments required pursuant to the Convertible Debentures plus (ii) Interest Expense for such period plus (iii) Distributions (other than Excluded Distributions made within such period) made in accordance with this Agreement, all as determined for Borrower Representative and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

Funding Ratio – as of any date, a ratio equal to the Retail Amount of Dining Credits to the Book Value of such Dining Credits.

Interest Expense – with respect to any period, cash interest expense paid for such period, including without limitation the interest portion of Capitalized Lease Obligations, plus the Letter of Credit and LC Guaranty fees paid in cash during such period, net of interest income, all as determined for Borrower Representative and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

COVENANTS

1. Debt to Cash Flow Ratio. Borrowers shall not permit the Debt to Cash Flow Ratio for any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
Twelve Month Period Ended September 30, 2008 and the last day of each December, March, June and September thereafter	2.50 to 1.0

Exhibit 8.3 – Page 2

2. Gross Availability. Borrowers shall not permit Gross Availability at any time to be less than the amount set forth below opposite the Revolving Credit Maximum Amount then in effect:

Revolving Credit Maximum Amount	Gross Availability
$25,000,000	$7,500,000
$30,000,000	$8,333,333
$35,000,000	$9,166,667
$40,000,000	$10,000,000

3. Fixed Charge Coverage Ratio. Borrowers shall not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
Twelve Month Period Ended September 30, 2008 and the last day of each December, March, June and September thereafter	1.10 to 1.0

4. Funding Ratio. Borrowers shall not permit the Funding Ratio at any time to be less than 1.60 to 1.

5. Write-Offs. Borrowers shall not permit (x) the aggregate amount of the Net Amount of Dining Credits written off in accordance with GAAP and Borrowers’ historical practice with respect to Dining Credits booked in 2007 to exceed fifteen percent (15%) of the aggregate amount of all Book Value of Dining Credits booked in calendar year 2007 or (y) the aggregate amount of the Net Amount of Dining Credits written off in accordance with GAAP and Borrower’s historical practice with respect to Dining Credits booked on or after January 1, 2008 to exceed twelve and one-half percent (12.5%) of the aggregate amount of all Book Value of Dining Credits booked within the period between January 1, 2008 and the date of calculation.

6. Purchased Dining Credits. Borrowers will not permit the amount equal to (x) the Book Value of Dining Credits as of the last day of the most recently ended calendar month divided by (y) the number of Dining Credit Account Debtors as of such day to exceed $50,000.

7. Collection Period. Borrowers will not permit the amount equal to the Net Amount of Dining Credits (Net Dining Credit Portfolio as set forth in Borrowers’ balance sheet) as of the last day of the most recently ended calendar month divided by the average monthly amortization expense for Dining Credits (cost of goods sold for Dining Credits) for the most recently ended three (3) month period to exceed eleven (11).

Exhibit 8.3 – Page 3